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[TELESPECTRUM LOGO]


                                                                      Exhibit 99

                  Corporate Headquarters
                  443 South Gulph Road
                  King of Prussia, PA  19406
                  888-878-7400
                  www.telespectrum.com


News:  For Immediate Release

Investor Contact:                           Media Contact:
Suzanne Shenk                               Rip Muhlenhaupt
610-878-7902                                610-878-7655
sshenk@telespectrum.com                     rmuhlenhaupt@telespectrum.com


                    TELESPECTRUM WORLDWIDE INC. HOLDS ANNUAL
                              STOCKHOLDERS MEETING

KING OF PRUSSIA, PA - JUNE 29, 2001 - TeleSpectrum Worldwide Inc. (OTC: TLSP) announced that it held its annual stockholders meeting today. At the meeting the stockholders reelected the Company's Board of Directors, J. Peter Pierce, Joseph DelRaso, Robert Hellman, Jr., Britton Murdoch, J. Brian O'Neill, Fenton Talbott, Richard Virtue and Christopher Williams.

During the meeting, J. Peter Pierce, the Company's CEO and President, indicated that the Company's goal was to work towards a run rate EBITDA margin of nine to eleven percent (excluding one-time charges) by the end of 2001. Mr. Pierce also stated that he expected the revenue erosion from 2000 levels, which the Company experienced in the first quarter of 2001 and will experience in the second quarter, should stabilize in the third and fourth quarters of 2001.

In addition, in discussing the Company's long-term goals, Mr. Pierce indicated the Company wanted to increase the percentage of revenue derived from its customer care and inbound call services as compared to its outbound telemarketing business. Currently, approximately two-thirds of the Company's revenues come from outbound services.

Finally, Mr. Pierce noted that through the first half of 2001, the Company had spent less than one million of its seven million capital expenditure budget for 2001. The Company continues to make the capital expenditures necessary to remain competitive in its industry.
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ABOUT TELESPECTRUM WORLDWIDE INC.

Headquartered in King of Prussia, PA, TeleSpectrum Worldwide Inc. is a leading full-service provider of multi-channel customer relationship management (CRM) solutions for Global 1,000 companies in diverse industries, including financial services, telecommunications, technology, insurance, healthcare, pharmaceuticals and government. In addition to providing both traditional business-to-consumer and business-to-business teleservices, TeleSpectrum also offers inbound customer service, customer care, as well as the ability to measure, monitor and improve the customer service experience. The Company operates in 20 customer contact centers and employs approximately 7,500 people in the United States, Canada and the United Kingdom.

FORWARD-LOOKING STATEMENTS

Many statements contained in this release regarding future events or our financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements involve substantial risks and uncertainties. Actual future events or results may differ materially. The factors that could cause such differences include, among others: our ability to negotiate successfully appropriate modifications of our debt arrangements, refinance our debt or otherwise improve our capital structure; our ability to maintain our current business and generate new business; our ability to implement successfully a cost reduction program; our ability to improve profitability and cash flow and meet our projected financial performance; our ability to hire and retain effective management; increased competition; and changes in laws regulating our industry. A more extensive discussion of the risk factors that could impact these areas and our overall business and financial performance can be found in our reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and we assume no obligation to update these statements or the reasons why actual results could differ.